                                                                     EXHIBIT L-1
                                                              FILE NO. 070-10299

                              INACTIVE SUBSIDIARIES

1.       Houston Industries FinanceCo GP, LLC

2.       Houston Industries FinanceCo LP

3.       CenterPoint Energy Tegco, Inc.

4.       HL&P Capital Trust I

5.       NorAm Energy Corp.

6.       REI Trust I

7.       Utility Rail Services, Inc.

8.       Block 368 GP, LLC

9.       Block 368, LP

10.      CenterPoint Energy, Inc. (a Delaware company)

11.      ALG Gas Supply Company

12.      Arkla Products Company

13.      CenterPoint Energy Consumer Group, Inc.

14.      CenterPoint Energy Field Services Holdings, Inc.

15.      CenterPoint Energy Hub Services, Inc.

16.      CenterPoint Energy Retail Interests, Inc.

17.      CenterPoint Energy MRT Holdings, Inc.

18.      CenterPoint Energy Trading and Transportation Group, Inc.

19.      Entex Gas Marketing Company

20.      Entex, NGV, Inc.

21.      Entex Oil & Gas Company

22.      Intex, Inc.

23.      NorAm Utility Services, Inc.

24.      United Gas, Inc.

                                                                     EXHIBIT L-1
                                                              FILE NO. 070-10299


25.      CenterPoint Energy International Holdings, LLC

26.      Reliant Energy El Salvador S.A. de C.V.

27.      CenterPoint Energy International II, Inc.

28.      HIE Ford Heights, Inc.

29.      HIE Fulton, Inc.

30.      CenterPoint Energy International Services, Inc.

31.      CenterPoint Energy Light, Inc.

32.      Reliant Energy Brasil, Ltda.

33.      Reliant Energy Brazil Ltd.

34.      HIE Brasil Rio Sul Ltda.

35.      Reliant Energy International Brasil Ltda.

36.      Reliant Energy Brazil Tiete Ltd.

37.      Reliant Energy Columbia Ltda.

38.      Reliant Energy Outsource Ltd.

39.      Venus Generation El Salvador

40.      Worldwide Electric Holdings B.V.